UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 7, 2008
Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1500 Dragon Street, Suite B, Dallas, Texas 75207
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:	(214) 623-8446

Former name or address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 14, 2007, Home Solutions of America Inc. (the “Company”) and Home Solutions Restoration of Louisiana, Inc., the Company’s wholly-owned subsidiary (“HSRLA”) terminated the employment of Mr. Scott Sewell. The termination by the Company was for “cause” pursuant to the terms of the Employment Agreement, dated October 26, 2006, between Mr. Sewell and HSRLA. In addition, the Company, the sole stockholder of HSRLA, removed Mr. Sewell as a director of HSRLA. Pursuant to the terms of his Employment Agreement, upon termination, Mr. Sewell is required to resign from the Board of Directors of the Company. A copy of the Company’s termination letter to Mr. Sewell is attached as an exhibit to this Report.
On January 7, 2008, the Company received from Mr. Sewell a letter tendering his resignation from the Board of Directors effective upon receipt and the filing of such letter in a current report on Form 8-K. As required by SEC Rules, a copy of Mr. Sewell’s letter has been filed as an exhibit to this Report and a copy of this Report on Form 8-K has been provided to Mr. Sewell for his review and comment. Any letter subsequently received from Mr. Sewell by the Company stating whether he agrees with the statements made in this Report will be filed by the Company as an exhibit to this Report by an amendment thereto.
In his letter, Mr. Sewell asserts that the Company was not entitled to terminate his employment for “cause” and presents his version of the circumstances leading up to such termination. The Company continues to assert that the termination was properly effected for “cause”. Discussions continue between the Company and its legal representatives and Mr. Sewell and his legal representatives regarding this matter. An arbitration proceeding has commenced under the terms of Mr. Sewell’s Employment Agreement and the Company intends to continue to pursue all available legal remedies against Mr. Sewell for his improper actions while employed and for any defamatory statements made by him.
As previously announced by the Company, various related party transactions undertaken by the Company and the disclosure pertaining to such transactions, including the matters referred to by Mr. Sewell in his letter, have been voluntarily referred by the Company to its Audit Committee for investigation.
FORWARD LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “can” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential,” and other similar words and expressions of the future. Forward-looking statements may not be realized due to a variety of factors, including, without limitation, future economic, competitive and market conditions, regulatory framework, and future business decisions, and the other factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2006, which contains a list of specific risk factors that could cause actual results to differ materially from those indicated by our forward-looking statements made in this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(D) Exhibits.
Exhibit 5.1 — Letter from HSOA to Scott Sewell terminating his employment
Exhibit 5.2 — Letter from Scott Sewell resigning from the Company’s Board of Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Solutions of America, Inc.
Date: January 14, 2008	By:	/s/ Jeffrey M. Mattich
		Name:	Jeffrey M. Mattich
		Title:	Chief Financial Officer

Exhibit Index
Exhibit 5.1 — Letter from HSOA to Scott Sewell terminating his employment
Exhibit 5.2 — Letter from Scott Sewell resigning from the Company’s Board of Directors

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